UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report: October 25, 2012

(Date of earliest event reported)

Banyan Rail Services Inc.
(Exact name of registrant as specified in its charter)

Delaware	1-9043	36-3361229
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

2255 Glades Road, Suite 111-E, Boca Raton, Florida	33431
(Address of principal executive offices)	(Zip Code)

561-443-5300

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02.	Unregistered Sales of Equity Securities.

On October 4, 2012, Banyan Rail Services Inc. (the “Company”) issued 1,200 shares of Series C Preferred Stock (“Preferred Stock”) to Banyan Holdings LLC (formerly known as Patriot Rail Services, Inc.) (“Banyan Holdings”) for $100 a share or $120,000 in total. On October 25, 2012, the Company issued 2,000 shares of Preferred Stock to Banyan Holdings for $100 a share or $200,000 in total. Gary O. Marino, the Company’s chairman and chief executive officer, is the president of Banyan Holdings and a significant owner of Banyan Holding’s parent company. The proceeds from the sale of the Preferred Stock were used for working capital purposes. Beginning June 30, 2014 (or sooner upon the occurrence of certain events), the Preferred Stock will be convertible into our common stock.

The issuances of the Preferred Stock were made in reliance on Section 4(2) of the Securities Act of 1933 for the offer and sale of securities not involving a public offering and Rule 506 of Regulation D of the Securities Act.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Banyan Rail Services Inc.

By:	/s/ Christopher J. Hubbert

Name:	Christopher J. Hubbert
Title:	Secretary

Dated October 26, 2012